                                                                    EXHIBIT 10.2



                            ASSET PURCHASE AGREEMENT

                                      AMONG

                             PATTERSON ENERGY, INC.,

                       PATTERSON DRILLING COMPANY LP, LLLP

                                       AND

                           L.E. JONES DRILLING COMPANY

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I - THE ASSET PURCHASE....................................................................................1
   Section 1.1       The Asset Purchase...........................................................................1
   Section 1.2       Purchase Consideration.......................................................................1
   Section 1.3       Further Assurances...........................................................................2
   Section 1.4       Closing......................................................................................2
ARTICLE II - REPRESENTATIONS AND WARRANTIES OF PARENT.............................................................2
   Section 2.1       Organization, Standing and Power.............................................................2
   Section 2.2       Authority; Non-Contravention.................................................................2
   Section 2.3       Capital Structure............................................................................3
   Section 2.4       SEC Documents................................................................................3
   Section 2.5       Environmental Matters........................................................................4
   Section 2.6       Litigation...................................................................................5
   Section 2.7       Brokers......................................................................................6
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF COMPANY...........................................................6
   Section 3.1       Organization, Standing and Power.............................................................6
   Section 3.2       Capital Structure............................................................................6
   Section 3.3       Ownership of Company Common Stock............................................................6
   Section 3.4       Authority; Non-Contravention.................................................................6
   Section 3.5       Financial Statements.........................................................................7
   Section 3.6       Absence of Material Adverse Change...........................................................7
   Section 3.7       Taxes........................................................................................7
   Section 3.8       Personal Property; Title Thereto.............................................................8
   Section 3.9       Accounts Receivable..........................................................................9
   Section 3.10      Insurance....................................................................................9
   Section 3.11      Records......................................................................................9
   Section 3.12      Transactions with Affiliates.................................................................9
   Section 3.13      Labor Matters................................................................................9
   Section 3.14      Environmental Matters.......................................................................10
   Section 3.15      Litigation..................................................................................11
   Section 3.16      Brokers.....................................................................................11
   Section 3.17      Bank Accounts...............................................................................11
   Section 3.18      Assumed Drilling Contracts..................................................................11
ARTICLE IV - REPRESENTATIONS AND WARRANTIES REGARDING SUB........................................................11
   Section 4.1       Organization, Standing and Ownership........................................................11
   Section 4.2       Authority; Non-Contravention................................................................11
ARTICLE V - COVENANTS RELATING TO CONDUCT OF BUSINESS............................................................12
   Section 5.1       Conduct of Company Contract Drilling Operations Pending the Asset Purchase..................12
   Section 5.2       No Solicitation.............................................................................13
ARTICLE VI - ADDITIONAL AGREEMENTS...............................................................................13
   Section 6.1       Fees and Expenses...........................................................................13
   Section 6.2       Reasonable Efforts..........................................................................13

   Section 6.3       Public Announcements........................................................................13
   Section 6.4       Indemnification.............................................................................13
   Section 6.5       Certain Tax Matters.........................................................................15
   Section 6.6       Personal Property Taxes.....................................................................15
   Section 6.7       Access to Information.......................................................................15
   Section 6.8       Filing of Registration Statement on Form S-3................................................16
   Section 6.9       Condition of Company Equipment..............................................................16
   Section 6.10      Delivery of Daily Drilling Reports..........................................................16
   Section 6.11      Sub Assumption of Drilling Contracts........................................................16
   Section 6.12      Employment..................................................................................16
ARTICLE VII - CONDITIONS PRECEDENT TO THE ASSET PURCHASE.........................................................17
   Section 7.1       Conditions to Each Party's Obligation to Effect the Asset Purchase..........................17
   Section 7.2       Conditions to Obligation of Company to Effect the Asset Purchase............................17
   Section 7.3       Conditions to Obligations of Parent and Sub to Effect the Asset Purchase....................19
ARTICLE VIII - TERMINATION, AMENDMENT AND WAIVER.................................................................21
   Section 8.1       Termination.................................................................................21
   Section 8.2       Effect of Termination.......................................................................22
   Section 8.3       Amendment...................................................................................22
   Section 8.4       Waiver......................................................................................22
ARTICLE IX - POST CLOSING COVENANTS..............................................................................22
   Section 9.1       Access to Information.......................................................................22
ARTICLE X - GENERAL PROVISIONS...................................................................................22
   Section 10.1      Notices.....................................................................................22
   Section 10.2      Interpretation..............................................................................24
   Section 10.3      Counterparts................................................................................24
   Section 10.4      Entire Agreement; No Third-Party Beneficiaries..............................................24
   Section 10.5      Governing Law...............................................................................24
   Section 10.6      Assignment..................................................................................24
   Section 10.7      Severability................................................................................24
   Section 10.8      Enforcement of This Agreement...............................................................25


ANNEX 1         Description of Drilling Rigs, Equipment, Accounts Receivable
                and Other Assets
ANNEX 1A        Assumed Liabilities
ANNEX 2         List of Assumed Drilling Contracts
ANNEX 3         Company Employees

EXHIBIT A       Registration Rights Agreement
EXHIBIT B       Bill of Sale and Assignment
EXHIBIT C       Investment Representation Letter - Lance E. Jones

                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT, dated as of January 5, 2001 (this "Agreement"), among PATTERSON ENERGY, INC., a Delaware corporation ("Parent"), PATTERSON DRILLING COMPANY LP, LLLP, a Delaware registered limited liability limited partnership ("Sub"), a wholly-owned indirect subsidiary of Parent, and L.E. JONES DRILLING COMPANY, a privately-owned Oklahoma corporation ("Company").


                                   WITNESSETH:

         WHEREAS, Sub desires to purchase, and Company desires to sell, all of Company's right, title and interest in and to all of the assets of Company, including its drilling rigs, related drilling equipment, accounts receivable and other assets (collectively, Drilling Rigs, Equipment, Accounts Receivable and Other Assets") (the "Asset Purchase") for the consideration set forth and provided for herein;

         WHEREAS, for federal income tax purposes, it is intended that the Asset Purchase shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, Parent and Sub, on the one hand, and Company, on the other, desire to make certain representations, warranties and agreements in connection with the Asset Purchase and also prescribe various conditions to the Asset Purchase.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                   ARTICLE I

                               THE ASSET PURCHASE

         Section 1.1 The Asset Purchase. Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined) provided herein, Sub shall purchase from Company and Company shall sell to Sub, all of Company's right, title and interest in and to all of the assets of the Company, including the Drilling Rigs, Equipment, Accounts Receivable and Other Assets, but excluding cash and cash equivalents.

         Section 1.2 Purchase Consideration. In consideration for all of Company's right, title and interest in and to all of the assets of the Company, including the Drilling Rigs, Equipment, Accounts Receivables, and Other Assets, Sub agrees to pay or deliver to Company at the Closing a total of 149,189 shares of common stock of Parent ("Parent Shares") and to assume and pay the liabilities set forth on Annex 1-A (the "Assumed Liabilities"). Notwithstanding the date of the Closing under this Agreement, for accounting and tax purposes, the Asset Purchase will be deemed to be effective at 12:01 a.m. on January 1, 2001, and all transactions effected by Company after that date and prior to the Closing will be for the account of PDC and will be so reported by Company and PDC.

         Section 1.3 Further Assurances. Each of the Company and the
Company Shareholder shall use all reasonable efforts to take or cause to be taken, all appropriate action, or cause to be done all things necessary, proper or advisable under applicable laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

         Section 1.4 Closing. The closing of the Asset Purchase (the "Closing") shall take place in the offices of Bracewell & Patterson L.L.P., Dallas, Texas at 9:00 a.m., local time, on or at such other time and place as PDC and Company may agree.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to Company as follows:

         Section 2.1 Organization, Standing and Power. Parent (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted, and (ii) is in good standing in each jurisdiction where the character of its business owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate, have a Material Adverse Effect on Parent. "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or Company any change or effect that is or, so far as can reasonably be determined, is likely to be materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of Parent and its subsidiaries taken as a whole or Company, as the case may be.

         Section 2.2 Authority; Non-Contravention. Parent has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated therein, including the Asset Purchase. The execution and delivery by Parent of this Agreement and the consummation by Parent of the Asset Purchase have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and (assuming the valid authorization, execution and delivery of this Agreement by Company) constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default

(with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent under, any provision of (i) the Certificate of Incorporation or Bylaws of Parent, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rig losses, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent to perform its obligations hereunder or under the Registration Rights Agreement or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Agency") is required by or with respect to Parent in connection with the execution and delivery of this Agreement or is necessary for the consummation by Parent of the Asset Purchase, except for (i) in connection or in compliance, with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) such consents and approvals, orders, registrations, authorizations, declarations and filings as may be required under the "Blue Sky" laws of the State of Oklahoma,
(iii) such filings and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Improvements Act"), and (iv) such other consents, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent or materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of the transaction contemplated hereby.

         Section 2.3 Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of 50,000,000 shares of common stock, par value $0.01 per share ("Parent Common Stock") and 1,000,000 shares of preferred stock, par value $0.01 per share ("Parent Preferred Stock"). At the close of business on November 30, 2000, (i) 37,149,736 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassessable and free of preemptive rights; and (ii) no shares of Parent Preferred Stock are issued and outstanding. The Parent Common Stock is designated as a national market security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. The Parent Shares issued as a part of the Asset Purchase Consideration in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

         Section 2.4 SEC Documents. Parent has filed all required documents with the Securities and Exchange Commission ("SEC") since January 1, 1998 (the "Parent/SEC Documents"). As of their respective dates, the Parent/SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Parent/SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent included in the Parent/SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect



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

thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries) as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

         Section 2.5 Environmental Matters.

                  (a) Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on Parent, to the actual knowledge of the executive officers of Parent:

                  (i) Parent and its subsidiaries hold, and are in compliance with and have been in compliance with for the last three years, all Environmental Permits, and are otherwise in substantial compliance and have been in substantial compliance for the last three years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the date of Closing with compliance by Parent and its subsidiaries with Environmental Laws;

                  (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby or the operation of the business of Parent or any of its subsidiaries on the date of the Closing;

                  (iii) neither Parent nor any of its subsidiaries, including Sub, has received any Environmental Claim, nor has any Environmental Claim been threatened against Parent or any of its subsidiaries;

                  (iv) neither Parent nor any of its subsidiaries has entered into, agreed to or is subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

                  (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which Parent or any of its subsidiaries would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

                  (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of Parent or any of its subsidiaries under any Environmental Laws.



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

                  (b) For purposes of this Agreement, the terms below shall have the following meanings:

                           "Environmental Claim" means any written complaint,
                  notice, claim, demand, action, suit or judicial, administrative or arbitral proceeding by any person to Parent or any of its subsidiaries (or, for purposes of Section 3.14, Company) asserting liability or potential liability (including without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities of Parent or any of its subsidiaries (or, for purposes of Section 3.14 Company) under any Environmental Law.

                           "Environmental Permits" means all permits, licenses,
                  registrations, exemptions and other governmental authorizations required under Environmental Laws for Parent or any of its subsidiaries (or, for purposes of Section 3.17, Company) to conduct its operations as presently conducted.

                           "Environmental Laws" means all applicable foreign,
                  federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to pollution or protection of the environment, to the extent and in the form that such exist at the date hereof.

                           "Hazardous Materials" means all hazardous or toxic
                  substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including but not limited to radioactive materials, regulated pursuant to any Environmental Laws.

         Section 2.6 Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of Parent, threatened against Parent or any of its subsidiaries at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would, if adversely determined, impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which Parent or any of its subsidiaries is subject that would impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby.

         Section 2.7 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         Company represents and warrants to Parent and Sub as follows:

         Section 3.1 Organization, Standing and Power. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Oklahoma and has the requisite corporate power and authority to carry on its business as now being conducted. Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually, or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth on Section 3.1 of the Company Disclosure Schedule dated as of the date of this Agreement, previously delivered to Parent (the "Company Disclosure Schedule"), Company has no subsidiaries.

         Section 3.2 Capital Structure. The authorized capital stock of Company consists of 10,000 shares of Company Common Stock. At the close of business on the day immediately preceding the date of this Agreement, 2,500 shares of common stock, $10.00 par value ("Company Common Stock"), were validly issued, fully paid and nonassessable and free of preemptive rights. There are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which Company is a party or by which it is bound obligating Company to issue, additional shares of capital stock of Company.

         Section 3.3 Ownership of Company Common Stock. Lance E. Jones is the sole shareholder of Company (the "Company Shareholder").

         Section 3.4 Authority; Non-Contravention. Company has all requisite power and authority to enter into this Agreement and to consummate the Asset Purchase. This Agreement has been duly executed and delivered by Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub) constitutes a valid and binding obligation of Company enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the Asset Purchase and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charges or encumbrances upon any of the properties or assets of Company under, any provision of (i) the

Articles of Incorporation or Bylaws of Company (true and complete copies of which as of the date hereof have been delivered to Parent), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Company or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Company or any of its respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, losses, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Company, materially impair the ability of Company to perform its obligations hereunder or prevent the consummation of the Asset Purchase. Except as set forth on Section 3.4 of the Company Disclosure Schedule or such filings and approvals as may be required under the Improvements Act, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Company in connection with the execution and delivery of this Agreement by Company or is necessary for the consummation by Company of the Asset Purchase or any other transaction contemplated by this Agreement.

         Section 3.5 Financial Statements. Included in Section 3.5 of the Company Disclosure Schedule are the following unaudited financial statements (collectively, the "Company Financial Statements") of Company: (i) balance sheets as of December 31, 1999 and October 31, 2000, respectively; and (ii) statements of income for each of the years in the three-year period ended December 31, 1999 and for the 10-month period ended October 31, 2000.

         Except as may be set forth in Section 3.5 of the Company Disclosure Schedule, the Company Financial Statements (a) are complete and correct in all material respects, (b) have been prepared in conformity with modified accrual tax basis accounting consistently applied, and (c) present fairly the financial condition of Company at the dates presented and the results of operations of Company for the periods covered. There does not, and there will not be at Closing, exist any fact, event, condition or claim known to Company which would cause a Material Adverse Change in the Company Financial Statements as presented other than as set forth therein.

         Section 3.6 Absence of Material Adverse Change. Except as otherwise set forth in Section 3.6 of the Company Disclosure Schedule, there has not been any Material Adverse Change with respect to Company since October 31, 2000.

         Section 3.7 Taxes.

                  (a) Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Company (whether or not shown on any tax return) have been paid. Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (c) Company does not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Company's stockholder and any of the directors and officers (and employees responsible for Tax matters) of Company has knowledge based upon personal contact with any agent of such authority. Section 3.7 of the Company Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Company has delivered to Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Company since October 31, 1994.

                  (d) Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) Company has no obligation to make a payment that will not be deductible under Code Section 280G. Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662. Company is not a party to any Tax allocation or sharing agreement. Company (A) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is Company) and (B) does not have any Liability for the Taxes of any Person (other than Company) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (f) For purposes of this Agreement, (a) "Code" means the Internal Revenue Code of 1986, as amended, (b) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer, severance or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority, and (c) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

         Section 3.8 Personal Property; Title Thereto. Company neither owns nor leases any real property. Set forth in Annex 1 attached hereto is a complete and accurate schedule of (a) all personal property owned by the Company having an individual fair market value in excess of $15,000 or $50,000 in the aggregate, including, but not limited to, all drilling rigs, related equipment and rolling stock, and (b) any personal property held by Company under lease. Except as set forth in Section 3.8 of the Company Disclosure Schedule, Company has good title to all of such personal property, subject to no Liens (as defined below in this Section) except for (i) Liens for taxes not yet delinquent or the validity of which is being contested in good faith, and (ii) any Liens arising by operation of law securing obligations not yet overdue. Any personal property held by Company under lease are held under valid and enforceable leases which will continue in full force and effect immediately after the Closing Date; Company is not in default with respect to any such lease. For purposes of this Agreement, "Liens" means liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind.

         Section 3.9 Accounts Receivable. Set forth in Section 3.9(a) of the Company Disclosure Schedule is a complete and accurate schedule of the accounts receivable of Company as of November 30, 2000, as reflected in the balance sheet as of that date included in the Company Financial Statements, together with an accurate aging of those accounts. To the best knowledge of Company, except as may be set forth in Section 3.9(b) of the Company Disclosure Schedule, the accounts described in Section 3.9(a) have been collected in full, or are collectible at their full amounts.

         Section 3.10 Insurance. Set forth in Section 3.10 of the Company Disclosure Schedule is an accurate and complete list and brief description of all policies of fire and extended coverage, liability, worker compensation and other forms of similar insurance or indemnity bonds held by Company. Company is not in default in any material respect with respect to any provisions of any such policy or indemnity bond and has not failed to give any notice or present any claim thereunder in due and timely fashion, which failure would materially adversely affect the condition (financial or otherwise), results of operations, assets, liabilities or business of Company.

         Section 3.11 Records. The stock record books and minute books of Company are complete and correct in all material respects, and record all transactions required to be set forth concerning all proceedings, consents, actions and meetings of the shareholders and the Board of Directors of Company.

         Section 3.12 Transactions with Affiliates. Except as otherwise set forth in Section 3.12 of the Company Disclosure Schedule, no Affiliate (as hereinafter defined) has any direct or indirect interest in or owns directly or indirectly any asset or right owned by or used in the conduct of the business of Company or is party to any contract, lease, agreement, arrangement or commitment used in such business.

                  "Affiliate" as used in this Section 3.12 means a person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under, control with Company. For purposes of this definition, the officers, directors and shareholders of Company shall be deemed Affiliates.

         Section 3.13 Labor Matters. (i) Company is not a party to any collective bargaining agreement or other material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated; (ii) there is no material unfair labor practice charge or complaint pending nor, to the knowledge of Company, threatened, with regard to employees of Company; (iii) there is no labor strike, material slowdown, material work stoppage or other material labor controversy in effect, or, to the knowledge of Company, threatened against Company; (iv) as of the date hereof, no representation question exists, nor to the knowledge of any of the Company are there any campaigns being conducted to solicit cards from the employees of Company to authorize representation by a labor organization; (v) Company is not party to, or is not otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of Company; (vi) Company has not incurred any liability under, and has complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such Act; and (vii) except as disclosed in
Section 3.13 of the Company Disclosure Schedule, Company is in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees, except where the failure to be in compliance with each such agreement, contract and policy would not, either singly or in the aggregate, have a Material Adverse Effect on Company.

         Section 3.14 Environmental Matters.

                  (a) Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on Company, to the actual knowledge of Company or the Company
Shareholder:

                           (i) Company holds, and is in compliance with and has been in compliance with for the last three years, all Environmental Permits, and is otherwise in substantial compliance and has been in substantial compliance for the last three years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the Effective Time with compliance by Company with Environmental Laws;

                           (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by Company of the transactions contemplated hereby or the operation of the business of Company on the date of the Closing;

                           (iii) Company has not received any Environmental Claim, nor has any Environmental Claim been threatened against Company;

                           (iv) Company has not entered into, agreed to or is not subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

                           (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which Company would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

                           (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of Company under any Environmental Laws.

         Section 3.15 Litigation. Except as set forth in Section 3.15 of the Company Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of Company, threatened against Company at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind that would, if adversely determined, impair the ability of Company to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which Company is subject that would impair the ability of Company to perform its obligations or to consummate the transaction contemplated hereby.

         Section 3.16 Brokers. Except as set forth in Section 3.16 of the Company Disclosure Schedule, no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Company.

         Section 3.17 Bank Accounts. A complete list of each bank account maintained by Company, including safe deposit boxes maintained by Company, the account balances and the names of the persons authorized to draw down upon or have access thereto is set forth in Section 3.17 of the Company Disclosure Schedule.

         Section 3.18 Assumed Drilling Contracts. Set forth in Annex 2 is a true and complete list of all Assumed Drilling Contracts (as defined in Section
6.11 hereof). A complete copy of each of the Assumed Drilling Contracts has previously been delivered to Sub. Each of the Assumed Drilling Contracts has been fully performed by Company to date, and is in good standing and in full force and effect. Except as set forth on Annex 2, none of the Drilling Rigs, Equipment, Accounts Receivable and Other Assets is subject to any written or oral contracts and agreements.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES REGARDING SUB

         Parent and Sub jointly and severally represent and warrant to Company as follows:

         Section 4.1 Organization, Standing and Ownership. Sub is a registered limited liability limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is a wholly-owned indirect subsidiary of Parent. Sub is treated as a "C" Corporation for Federal Income Tax purposes, within the meaning of the Internal Revenue Code of 1986 (as amended).

         Section 4.2 Authority; Non-Contravention. Sub has all requisite power and authority to enter into this Agreement and to consummate the Asset Purchase and other transactions contemplated hereby. The execution and delivery of this Agreement by Sub, the performance by

Sub of its obligations hereunder and the consummation by of the transactions contemplated hereby have been duly authorized by its General Partner and Limited Partner and, except for the limited partnership filings required by state law, no other limited partnership proceedings on the part of Sub are necessary to authorize this Agreement and the Asset Purchase and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sub and (assuming the due authorization, execution and delivery of this Agreement by Company) constitutes a valid and binding obligation of Sub enforceable against Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charges or encumbrances upon any of the properties or assets of Sub under, any provision of (i) the Certificate of Limited Partnership or Agreement of Limited Partnership of Sub (true and complete copies of which as of the date hereof have been delivered to Company), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Sub, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sub or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, losses, liens, security interests, charges or encumbrances that individually or in the aggregate, would not have a Material Adverse Effect on Sub, materially impair the ability of Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                                   ARTICLE V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         Section 5.1 Conduct of Company Contract Drilling Operations Pending the Asset Purchase. During the period from the date of this Agreement through the date of Closing, Company: (i) shall, in all material respects, carry on its contract drilling operations in the ordinary course and consistent with past practice and, to the extent consistent therewith and with the terms of this Agreement, use all reasonable efforts to keep available the services of its employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing contract drilling operations shall be unimpaired at the date of Closing, (ii) shall not sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of any of the Drilling Rigs, Equipment, Accounts Receivable and Other Assets, or (iii) enter into any new or amend an existing drilling contract without the prior written consent of A. Glenn Patterson, President and Chief Operating Officer of Sub, which consent will not be unreasonably withheld.

         Section 5.2 No Solicitation. From and after the date hereof, Company will not, and will cause its officers, directors, employees, agents and other representatives not to, directly or indirectly, solicit or initiate any offer for Company or the capital stock or assets of Company, and not to solicit or initiate, directly or indirectly, discussions, negotiations, considerations or inquiries concerning an offer for Company, from any person, or engage in discussions or negotiations relating thereto, or provide to any other person any information or data relating to Company or the contract drilling operations of Company for the purpose of, or have any substantive discussions with any person relating to, or otherwise cooperate with or assist or participate in, or facilitate, any offer or any inquiry or proposal which would reasonably be expected to lead to any effort or attempt by any person to effect an offer, or agree to endorse any such inquiry or offer.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         Section 6.1 Fees and Expenses. All costs and expenses incurred by Parent or Sub in connection with this Agreement and the transactions contemplated hereby shall be paid by Parent; such costs and expenses incurred by Company and its shareholders, including the costs, expenses and fee payable to the broker referenced on Section 3.16 of the Company Disclosure Schedule, shall be paid by the Company Shareholder.

         Section 6.2 Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Asset Purchase and the other transactions contemplated by this Agreement and the prompt satisfaction of the conditions hereto.

         Section 6.3 Public Announcements. Before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, Parent, on the one hand, and Company, on the other, will consult with each other, and will undertake reasonable efforts to agree upon the terms of such press release, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with the Nasdaq National Market.

         Section 6.4 Indemnification.

                  (a) After the Closing, the Company Shareholder (the "Indemnifying Shareholder") shall indemnify and hold Parent and Sub harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonably attorneys' fees of Parent or Sub) in excess of $50,000 in the aggregate ("Shareholder Basket Amount"), but not exceeding $10,000,000 in the aggregate (the "Shareholder Indemnity Cap") relating to (a) any of the Assumed Drilling Contracts for events occurring before the Effective Time of Assumption (as defined in Section 6.11); (b) any of the drilling contracts of Company which are not Assumed

Drilling Contracts; (c) any misrepresentation, breach of any representation or warranty or non-fulfillment of any agreement on the part of Company or Company Shareholder under this Agreement; provided, however, that the Shareholder Basket Amount shall not be applicable in respect of any claim for indemnification relating to any actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees) arising out of or based upon (x) a fraudulent misrepresentation by Company in this Agreement, or (y) any unpaid or undisclosed Tax liabilities of Company. Any written notice of claim for indemnification shall be given to the Indemnifying Shareholder by Parent or Sub within 30 days after it has knowledge of any misrepresentation or breach of warranty or non-fulfillment of any agreement on the part of Company, which may give rise to a claim for indemnification. The indemnification obligation provided for in this Section 6.4(a) shall terminate and be of no further force and effect after 24 months from the Effective Time, except (i) as to any representation or warranty as to which a written notice of claim for indemnification has been given to the Indemnifying Shareholder, prior to the expiration of such 24-month period; and (ii) for a claim for indemnification for unpaid or undisclosed Tax liability of Company given to the Indemnifying Shareholder, prior to the thirtieth day following the expiration of the full applicable period of limitations.

                  (b) On or after the Closing, Parent and Sub shall indemnify and hold Company Shareholder harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonably attorneys' fees of shareholder) in excess of $50,000 in the aggregate ("Parent and Sub Basket Amount"), but not exceeding $10,000,000 in the aggregate amount (the "Parent and Sub Indemnity Cap"), relating to (a) any of the Assumed Drilling Contracts for events occurring after the Effective Time of Assumption; (b) any misrepresentation, breach of any representation or warranty or non-fulfillment of any agreement on the part of Parent or Sub under this Agreement; provided, however, that the Parent and Sub Basket Amount shall not be applicable in respect of any claim against Company Shareholder for indemnification relating to any actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees) arising out of or based upon (x) a fraudulent misrepresentation by Parent or Sub in this Agreement and (y) the failure on the part of Parent to honor the provisions of Section 6.12. Any written notice of claim for indemnification shall be given to Parent or Sub by Company Shareholder within 30 days after he has knowledge of any misrepresentation or breach of warranty or non-fulfillment of any agreement on the part of Parent or Sub, which may give rise to a claim for indemnification. The indemnification obligation provided for in this Section 6.4(b) shall terminate and be of no further force and effect after 24 months from the Effective Time, except (i) as to any representation or warranty as to which a written notice of claim for indemnification has been given to Parent or Sub, prior to the expiration of such 24-month period.

                  (c) Notwithstanding anything in this Section 6.4 to the contrary, the Shareholder Basket Amount and the Shareholder Indemnity Cap, on the one hand, and the Parent and Sub Basket Amount and the Parent and Sub Indemnity Cap, on the other hand, will be reduced by any amount of indemnity payable by the Company Shareholder, or Parent and Sub, as the case may be, pursuant to any of the following agreements, each of which is dated of even date with this Agreement (i) the Agreement and Plan of Merger among Parent, PDC and Jones Drilling Corporation, (ii) the LLC Interest Purchase Agreement between PDC and Henderson Welding, Inc., and (iii) the LLC Interest Purchase Agreement between PDC and L.E.J. Truck and Crane, Inc. determined without reference to the availability of a basket amount under such agreements, such that the aggregate basket amount applicable under this Agreement and all of such other agreements for the respective indemnities will be $50,000 and the aggregate indemnity cap amount applicable under this Agreement and all such other agreements will be $10,000,000.

         Section 6.5 Certain Tax Matters. For federal income tax purposes, Parent and Company shall each characterize the transactions contemplated by this Agreement as a "reorganization" as defined in Section 368(a)(1)(C) of the Code, and will file all tax returns in a manner consistent with such characterization.

         Section 6.6 Personal Property Taxes. Company and Sub agree that any unpaid personal property taxes based on the notices of proposed assessment for rents, water and service charges and any special assessments or other charges on the personal property included as a part of the Drilling Rigs, Equipment, Accounts Receivable and Other Assets shall be prorated between Company and Sub to the date of Closing. If such notices of proposed assessment are not available at the time of Closing, the parties hereby agree that the proration of such personal property taxes, based on such notices of proposed assessment, shall be made promptly upon receipt of such notices. Such prorations shall be final.

         Section 6.7 Access to Information.

                  (a) Company shall afford to Parent, and to Parent's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably require during the period from the date of this Agreement through the date of Effective Time to all books, contracts, commitments and records relating to its operations and, during such period, Company shall furnish promptly to Parent (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and
(ii) all other information concerning Company, its business, properties and personnel as Parent may reasonably request. Except as required by law, Parent will hold, and will cause its affiliates, associates and representatives to hold, any non-public information in confidence until such time as such information otherwise becomes publicly available and shall use its reasonable best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of Company. In the event of termination of this Agreement for any reason, Parent shall promptly return or destroy all non-public documents so obtained from Company and any copies made of such documents for Parent. Parent shall not, and shall cause its affiliates, associates and representatives not to, use any non-public information regarding Company in any way detrimental to Company.

                  No investigation pursuant to this Section 6.7 shall affect any representation or warranty of Company in this Agreement or any condition to the obligations of Parent and Sub.

                  (b) Parent and Sub shall afford to Company, and to Company's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably require during the period from the date of this Agreement through the date of Effective Time to all books, contracts, commitments and records relating to their operations and, during such period, Parent and Sub shall furnish promptly to Company (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and (ii) all other information concerning Parent and Sub, their business, properties and personnel as Company may reasonably request. Except as required by law, Company and the Company Shareholder will hold, and will cause their affiliates, associates and representatives to hold, any non-public information in confidence until such time as such information otherwise becomes publicly available and shall use their reasonable best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of Parent and Sub. In the event of termination of this Agreement for any reason, Company shall promptly return or destroy all non-public documents so obtained from Parent and Sub and any copies made of such documents for Company. Company shall not, and shall cause its affiliates, associates and representatives not to, use any non-public information regarding Parent and Sub in any way detrimental to Parent and Sub.

                  No investigation pursuant to this Section 6.7 shall affect any representation or warranty of Parent and Sub in this Agreement or any condition to the obligations of Company.

         Section 6.8 Filing of Registration Statement on Form S-3. Parent agrees to file a Registration Statement on Form S-3 with the SEC on the date of Closing covering the distribution of the Parent Shares and further agrees to use its reasonable best efforts to respond to any comments from the SEC and cause such Registration Statement to become effective with the SEC within 45 days of its filing, all as more fully provided in the Registration Rights Agreement attached hereto as Exhibit A.

         Section 6.9 Condition of Company Equipment. Parent and Sub agree to accept the drilling rigs and related equipment owned by Company on an "as is, where is" basis.

         Section 6.10 Delivery of Daily Drilling Reports. Commencing on the day following the date of this Agreement and continuing each day up to and including Closing, Company shall fax the daily drilling report for each of its drilling rigs to Parent (Attention: A. Glenn Patterson, President and Chief Operating Officer, Fax: (915) 573-0281) on a same-day basis and inform A. Glenn Patterson of any operational problems with any of the wells then in process of being drilled.

         Section 6.11 Sub Assumption of Drilling Contracts. Effective as of 7:00 a.m. Snyder, Texas time on January 1, 2001 ("Effective Time of Assumption"), Sub shall assume all obligations and rights and benefits of Company under each of the drilling contracts set forth on Annex 2 (collectively, the "Assumed Drilling Contracts").

         Section 6.12 Employment. PDC agrees to make offers of employment to the employees listed on Annex 3. Employees who accept such offer of employment will be offered benefits under the employee benefit plans of Parent, substantially similar to those of existing employees of PDC employed in substantially similar capacities. Additionally, with respect to such employees: (i) service with Company or its predecessors shall be counted for purposes of determining eligibility for participation, vesting and seniority in all welfare and benefit plans (including Parent's 401(k) plan) provided under benefit programs of Parent, (ii) any amounts previously expended by such employees for purposes of satisfying deductibles, co-payments and out-of-pocket expenses under Company's medical or dental plans in the current plan year shall be credited for purposes of satisfying any such requirements under Parent's similar plans, if any; (iii) service with Company or its predecessors shall be counted for purposes of determining continuous service and eligibility for safety awards and for purposes of determining priorities with respect to any reduction-in-force, layoff and recall rights whenever Parent would normally consider such service for other employees of PDC; (iv) such employees will be credited with all accrued vacation and sick time as of the Effective Time; and
(v) any life, medical and disability plans maintained by Parent immediately after the Effective Time shall not exclude any employee of Company, from eligibility, or deny or reject benefits from such employee, due to any pre-existing condition.

                                  ARTICLE VII

                   CONDITIONS PRECEDENT TO THE ASSET PURCHASE

         Section 7.1 Conditions to Each Party's Obligation to Effect the Asset Purchase. The respective obligations of each party to effect the Asset Purchase shall be subject to the fulfillment or waiver (where permissible) at or prior to the date of Closing of each of the following conditions:

                  (a) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting the Asset Purchase or any of the other transactions contemplated hereby; provided that, in the case of any such decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any decree, injunction or other order that may be entered.

                  (b) Improvement Act Waiting Period. The applicable waiting period under the Improvements Act shall have expired or been terminated.

                  (c) Contemporaneous Closings. The transactions contemplated by the Agreement and Plan of Merger among Parent, Sub and Jones Drilling Corporation and the respective LLC Interest Purchase Agreements between Sub and Henderson Welding, Inc. and between Sub and L.E.J. Truck and Crane, Inc., each of which agreements is dated of even date with this Agreement, are consummated contemporaneously with this Agreement.

         Section 7.2 Conditions to Obligation of Company to Effect the Asset Purchase. The obligation of Company to effect the Asset Purchase shall be subject to the fulfillment at or prior to the Closing of the following additional conditions; provided that Company may waive any of such conditions in its sole discretion:

                  (a) Performance of Obligations; Representations and Warranties. Parent and Sub shall have performed in all material respects each of their agreements contained in this Agreement required to be performed on or prior to the Closing, each of the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct on and as of the date of Closing as if made on and as of such date.

                  (b) Officers' Certificate. Parent and Sub shall have furnished to Company a certificate, dated the Closing, signed by the respective appropriate officers of Parent and Sub, certifying to the effect that to the best of the knowledge and belief of each of them, the conditions set forth in
Section 7.1 and Section 7.2(a) have been satisfied in full.

                  (c) Opinion of Baker & Hostetler LLP. Company shall have received an opinion from Baker & Hostetler LLP, counsel to Parent and Sub, dated the date of Closing, substantially to the effect set forth in the following subparagraphs:

                           (i) The incorporation, organization, existence and good standing of Parent and Sub are as stated in this Agreement; the authorized shares of Parent are as stated in this Agreement; all outstanding shares of Parent Common Stock are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholders.

                           (ii) Each of Parent and Sub has full corporate or limited partnership power and authority, as the case may be, to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by Parent and Sub, as the case may be, and (assuming due and valid authorization, execution and delivery by Company) constitutes the legal, valid and binding agreement of Parent and Sub, enforceable against Parent and Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           (iii) Parent has full corporate power and authority to execute, deliver and perform the Registration Rights Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by Parent and (assuming due and valid execution and delivery of the Registration Rights Agreement) constitutes the legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except with respect to the indemnification provisions thereof, as to which no opinion will be expressed by such counsel, and except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           (iv) The execution and performance by Parent and Sub of this Agreement and by Parent of the Registration Rights Agreement will not violate the Certificate of Incorporation or Bylaws of Parent or the Certificate of Limited Partnership or Limited Partnership Agreement of Sub, as the case may be, and, to the knowledge of such counsel, will not violate, result in a breach of or constitute a default under any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which Parent or Sub is a party or by which they or any of their properties or assets may be bound.

                           (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of Parent and Sub for the consummation of the transactions contemplated by this Agreement.

                           (vi) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting Parent or Sub by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                           (vii) The Parent Shares to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued and outstanding, fully paid and nonassessable.

In rendering such opinion, counsel for Parent may rely as to matters of fact upon the representations of officers of Parent or Sub contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of Texas.

                  (d) Opinion of Bracewell & Patterson L.L.P. The Company Shareholder shall have received the opinion of Bracewell & Patterson L.L.P., dated as of the date of Closing, to the effect that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

                  (e) Registration Statement on Form S-3. Parent shall have filed a Registration Statement on Form S-3 with the SEC relating to the Parent Shares.

                  (f) Registration Rights Agreement. Parent shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit A.

                  (g) Delivery of Purchase Consideration. Parent shall have made delivery of the Purchase Consideration

         Section 7.3 Conditions to Obligations of Parent and Sub to Effect the Asset Purchase. The obligations of Parent and Sub to effect the Asset Purchase shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, provided that Parent may waive any such conditions in its sole discretion:

                  (a) Performance of Obligations; Representations and Warranties. Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Closing and each of the respective representations and warranties of Company contained in this Agreement shall be true and correct on and as of the Closing as if made on and as of such date.

                  (b) Officers' Certificate. Company shall have furnished to Parent a certificate, dated the Closing, certifying to the effect that to the best of the knowledge and belief of Company, the conditions set forth in Section
7.1 and Section 7.3(a) have been satisfied.

                  (c) Consents. Company shall have received written consents of the other party or parties to each of the Assumed Drilling Contracts for the assumption thereof by Sub pursuant to the provisions of Section 6.11 of this Agreement and delivered copies thereof to Sub.

                  (d) Opinion of Bracewell & Patterson L.L.P. Parent shall have received an opinion of counsel from Bracewell & Patterson L.L.P., counsel to Company, dated the Closing, substantially to the effect that:

                           (i) The incorporation, existence, good standing and capitalization of Company are as stated in this Agreement; the authorized shares of Company Common Stock are as stated in this Agreement; all outstanding shares of Company Common Stock are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any preemptive right of stockholders; and, to the knowledge of such counsel, there is no existing option, warrant, right, call, subscription or other agreement or commitment obligating Company to issue or sell, or to purchase or redeem, any shares of its capital stock other than as stated in this Agreement.

                           (ii) Company has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by Company, and (assuming the due and valid authorization, execution and delivery by Parent and
         Sub) constitutes the legal, valid and binding agreement of Company enforceable against Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                           (iii) The execution and performance by Company of this Agreement will not violate the Articles of Incorporation or Bylaws of Company and will not violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree known to such counsel to which Company is a party or to which it or any of its properties or assets may be bound.

                           (iv) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of Company for consummation of the transactions contemplated by this Agreement.

                           (v) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting Company by any Governmental

         Entity which seeks to restrain, prohibit or invalidate the transactions contemplated by the Agreement.

In rendering such opinion, counsel for Company may rely as to matters of fact upon the representations of officers of Company contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the laws of the United States of America, the State of Texas and the Oklahoma General Corporation Act.

                  (e) Investment Representation Letter. Lance E. Jones, the sole shareholder of the Company, shall have executed and delivered an investment representation letter in the form attached hereto as Exhibit C.

                  (f) Bill of Sale and Assignment. Company shall have executed and delivered the Bill of Sale and Assignment, in the form attached hereto as Exhibit B, covering the Drilling Rigs, Equipment, Accounts Receivable and Other Assets set forth on Annex 1, and the Assumed Drilling Contracts set forth on Annex 2.

                  (g) Titles. Company shall have escrowed and delivered the title certificates to the rolling stock described in Annex 1.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         Section 8.1 Termination. This Agreement may be terminated at any time prior to the date of Closing:

                  (a) by mutual written consent of Parent and Company;

                  (b) by Parent if Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by Company prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by Company of notice of such failure to comply;

                  (c) by Company if Parent or Sub shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by Parent or Sub prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by Parent or Sub of notice of such failure to comply;

                  (d) by either Parent or Company if (i) the Effective Time has not occurred on or prior to the close of business on the date of the Agreement; provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Asset Purchase to have occurred on or prior to the aforesaid date, or
(ii) any court of competent
jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (e) by either Parent or Company if there has been (i) a material breach by the other of any representation or warranty that is not qualified as to materiality or (ii) a breach by the other of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five business days following receipt by the breaching party of notice of the breach.

         Section 8.2 Effect of Termination. In the event of termination of this Agreement by either Parent or Company, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of Company, Parent or Sub or their respective officers or directors; provided, however, that nothing contained in this Section 8.2 shall relieve any party hereto from any liability for any breach of this Agreement.

         Section 8.3 Amendment. This Agreement may be amended by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.4 Waiver. At any time prior to the date of Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                             POST CLOSING COVENANTS

         Section 9.1 Access to Information. Company agrees that it will (i) maintain the pre-closing financial records of Company relating to its contract drilling operations in the offices of Company in Duncan, Oklahoma for a period of up to three years following the date of Closing, and (ii) permit Parent and its respective financial and tax advisors access to such records during Company's normal business hours.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         Section 10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Sub, to:

                                    Patterson Energy, Inc.
                                    4510 Lamesa Highway
                                    P.O. Drawer 1416
                                    Snyder, Texas 79550
                                    Attention: A. Glenn Patterson
                                               President and Chief Operating
                                               Officer

                           with copies to:

                                    Thomas H. Maxfield, Esq.
                                    Baker & Hostetler LLP
                                    303 East 17th Avenue, Suite 1100
                                    Denver, Colorado 80203-1264

                  (b)      if to Company, to:

                           by mail:          L.E.J. Drilling Company
                                             P.O. Box 1185
                                             Duncan, Oklahoma 73534
                                             Attention: Lance E. Jones
                                                        President

                           other deliveries:    L.E.J. Drilling Company
                                                15 South 10th Street
                                                Duncan, Oklahoma 73533
                                                Attention: Lance E. Jones
                                                           President

                           with copies to:

                                    Michael W. Tankersley, Esq.
                                    Bracewell & Patterson, L.L.P.
                                    500 North Akard Street, Suite 4000
                                    Dallas, Texas 75201-3387

                  (c)      if to the Indemnifying Shareholder, to:

                           (i)      by mail: Lance E. Jones
                                             P.O. Box 1185
                                             Duncan, Oklahoma 73534
                                    other deliveries: Lance E. Jones
                                                      15 South 10th Street
                                                      Duncan, Oklahoma 73533

                           with copies to:

                                    Michael W. Tankersley, Esq.
                                    Bracewell & Patterson, L.L.P.
                                    500 North Akard Street, Suite 4000
                                    Dallas, Texas 75201-3387

         Section 10.2 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated, and the words "hereof," "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 10.3 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 10.4 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the documents and instruments referred to herein, (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties any rights or remedies hereunder; provided, however, that legal counsel for the parties hereto may rely upon the representations and warranties contained herein and in the certificates delivered pursuant to Sections 7.2(b) and 7.3(b).

         Section 10.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 10.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 10.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

         Section 10.8 Enforcement of This Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, Parent, Sub and Company have executed this Agreement as of the date first written above.

                                        PARENT:

                                        PATTERSON ENERGY, INC.


                                        By: /s/ Cloyce A. Talbott
                                            ------------------------------------
                                            Cloyce A. Talbott
Attest:                                     Chairman and Chief Executive Officer

/s/ Jonathan D. Nelson
--------------------------------
Jonathan D. Nelson, Secretary

                                        SUB:

                                        PATTERSON DRILLING COMPANY LP,
                                             LLLP

                                        By: /s/ Cloyce A. Talbott
                                            ------------------------------------
                                            Cloyce A. Talbott
                                            Chief Executive Officer
Attest:

/s/ Jonathan D. Nelson
--------------------------------
Jonathan D. Nelson, Secretary

                                        COMPANY:

                                        L.E. JONES DRILLING COMPANY



                                        By: /s/ Lance E. Jones
                                            ------------------------------------
                                            Lance E. Jones
Attest:                                     President

/s/ Robert Duren
--------------------------------
Robert Duren, Secretary

         TO INDUCE PATTERSON ENERGY, INC. AND PATTERSON DRILLING COMPANY LP, LLLP TO ENTER INTO THIS ASSET PURCHASE AGREEMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE UNDERSIGNED, BEING AN OFFICER, DIRECTOR AND SOLE SHAREHOLDER OF L.E. JONES DRILLING COMPANY, HEREBY ACCEPTS AND AGREES TO BE BOUND BY THE INDEMNIFICATION PROVISIONS OF SECTION 1.3, 6.4(a) AND 6.4(c) OF THE ABOVE ASSET PURCHASE AGREEMENT.

                                        /s/ Lance E. Jones
                                        ----------------------------------------
                                        Lance E. Jones

                                                                       EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement ("Agreement") is made and entered into this ____ day of January, 2001, by and among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), and LANCE E. JONES, the sole shareholder of L.E. Jones Drilling Company, an Oklahoma corporation ("Company") (the "Shareholder").

         A. Pursuant to that certain Asset Purchase Agreement dated of even date herewith ("Asset Purchase Agreement") by and among PEC, Patterson Drilling Company LP, LLLP, a Delaware registered limited liability limited partnership and a wholly-owned indirect subsidiary of PEC ("PDC"), and Company, PEC has agreed to issue a total of 149,184 shares ("Restricted Shares") of PEC's Common Stock, $0.01 par value (the "Common Stock") as consideration to Shareholder for the purchase of all of the Drilling Rigs, Equipment, Accounts Receivable and Other Assets of Company.

         B. This Agreement is being entered into in connection with and as a condition to the parties closing the transactions contemplated under the Asset Purchase Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Certain Definitions. As used in this Agreement the following terms shall have the following respective meanings:

         "Commission" shall mean the United States Securities and Exchange Commission and any successor federal agency having similar powers.

         "Person" shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

         The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses incident to PEC's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws and all reasonable printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for PEC and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by PEC (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that PEC will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing



                                    EXH A-1
the securities to be registered on each securities exchange on which similar securities issued by PEC are then listed or on the NASD automated quotation system.

         "Restricted Shares" shall include Common Stock issued or issuable with respect to the Restricted Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Shares, such shares will cease to be Restricted Shares when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

         "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

         2. Restrictions on Transfer; Rule 144.

                  (a) Restricted Shares. The Restricted Shares were acquired by Shareholder from PEC for investment for his own account and not as a nominee or agent and not with a present view to the resale or distribution of any part thereof, except in compliance with the Securities Act. The Shareholder acknowledges that the Restricted Shares are "restricted securities" within the meaning of the Securities Act.

                  (b) Rule 144. PEC will use its reasonable best efforts to make all necessary filings with the SEC to ensure the availability of Rule 144 to Shareholder.

                  (c) Document Request. Promptly following receipt by PEC from Shareholder of an opinion of counsel, in form and content reasonably acceptable to PEC and its counsel, PEC will provide, or cause its counsel to provide, its transfer agent with such instructions or opinions as may be required by the transfer agent to remove the restrictive legend on the certificate evidencing the PEC shares so that the shares may be sold in compliance with Rule 144.

                  (d) Legends. Upon expiration of two years from Closing, PEC will promptly remove the legends from the Restricted Shares; provided that the provisions of Rule 144(k) have been satisfied.

         3. Restricted Shares - Registration Under Securities Act, etc.

                  3.1 Registration.

                  (a) Filing. Promptly following the execution of this Agreement and the contemporaneous closing of the transaction contemplated by the Asset Purchase Agreement, PEC shall file a Registration Statement on Form S-3 (the "Form S-3") with the Commission covering the distribution of the Restricted Shares. PEC agrees to use its best efforts to (i) have the Form S-3 declared effective, and (ii) respond to any comments from the SEC, and (iii) cause such Registration to become effective with the SEC within 45 days of its filing.



                                    EXH A-2

                  (b) Expenses. PEC shall pay all Registration Expenses in connection with the Form S-3.

                  3.2 Registration Procedures. Following the effective date of the Form S-3, PEC will promptly:

                  (a) prepare and file with the Commission such amendments and supplements to the Form S-3 and the prospectus used in connection therewith as may be necessary to keep the Form S-3 effective and to comply with the provisions of the Securities Act with respect to the disposition of the Restricted Shares until the earlier of (i) such time as all of such Restricted Shares have been disposed of in accordance with the intended methods of disposition by the Shareholder, or (ii) the expiration of twenty-four (24) months after such effective date and furnish to each of the Shareholder prior to the filing thereof a copy of any amendment or supplement to the Form S-3 or prospectus and shall not file any such amendment or supplement to which Shareholder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder. The number of Restricted Shares that may be sold under the Form S-3, including the 660,886 shares of PEC Common Stock to be issued by PEC pursuant to the terms of the Agreement and Plan of Merger, dated of even date with this Agreement, among PEC, Patterson Drilling Company LP, LLLP and Jones Drilling Corporation, may not exceed 200,000 shares in a 30-day period without consultation with PEC;

                  (b) furnish to Shareholder one originally executed Form S-3, with all amendments, supplements and additional documentation; such number of conformed copies of such Form S-3 and of each such amendment and supplement thereto (in each case including all exhibits) as Shareholder may reasonably request; such number of copies of the prospectus included in the Form S-3 (including each preliminary prospectus and any summary prospectus) as required by the Securities Act as Shareholder may reasonably request; such documents, if any, incorporated by reference in the Form S-3 or prospectus; and such other documents as Shareholder may reasonably request;

                  (c) use its best efforts to register or qualify the Restricted Shares and other securities covered by the Form S-3 under such other securities or blue sky laws of such jurisdictions as Shareholder shall reasonably request, to keep such registration or qualification in effect for so long as the Form S-3 remains in effect, and do any and all other acts and things which may be necessary or advisable to enable Shareholder to consummate the disposition in such jurisdictions of the Restricted Shares covered by the Form S-3, except that PEC shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (c) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (d) immediately notify Shareholder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Form S-3, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required



                                    EXH A-3
to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or if it is necessary to amend or supplement such prospectus or Form S-3 to comply with law, and at the request of Shareholder, prepare and furnish to Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Restricted Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing and shall otherwise comply in all material respects with the law and so that such prospectus or Form S-3, as amended or supplemented, will comply with law; and

                  (e) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first month of the first fiscal quarter after the effective date of the Form S-3, if such earnings statement is necessary to satisfy the provisions of Section 11(a) of the Securities Act.

         4. Indemnification.

                  4.1 Indemnification by PEC. PEC will, and hereby does, indemnify and hold harmless Shareholder against any losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorney's fees), to which Shareholder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and PEC will reimburse Shareholder for any legal or any other expenses incurred by them in connection with investigating or defending or settling any such loss, claim, liability, action or proceeding; provided that PEC shall not be liable in any such case to the extent that any loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished to PEC by Shareholder for use in preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Shareholder and shall survive the transfer of such securities by Shareholder. PEC will make provision for contribution in lieu of any such indemnity that may be disallowed as shall be reasonably requested by Shareholder.

                  4.2 Indemnification by Shareholder. Shareholder hereby indemnifies and holds harmless PEC, each director of PEC, each officer of PEC who shall sign the Form S-3 and each other person, if any, who controls PEC within the meaning of the Securities Act from and



                                    EXH A-4
against losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of material fact contained in the Form S-3 any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to PEC by Shareholder for use in the preparation of the Form S-3, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement up to the net proceeds received by Shareholder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of PEC or any such director, officer or controlling person and shall survive the transfer of such securities by Shareholder.

                  4.3 Notice of Claims, etc. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 4, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any other party the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for the settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  4.4 Indemnification Unavailable. If the indemnification provided for in this Section 4 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under any such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by such indemnified party on the one hand and the indemnifying parties on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of such indemnified party on the one hand and the indemnifying parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnified party and the indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by such parties and the parties' relative intent,



                                    EXH A-5
knowledge, access to information and opportunity to correct or prevent such statement or omissions. The parties agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending or settling any such action or claim. Notwithstanding the foregoing, the liability of Shareholder under this
Section 4.4 shall be limited to the net proceeds received by Shareholder.

                  4.5 No Settlement, etc. No indemnifying party shall, except with the written consent of the indemnified party, consent to entry of any judgment or entry into settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action.

                  4.6 Indemnity Operative and in Full Force. The indemnity and contribution agreements contained in this Section 4 shall remain operative and in full force and effect regardless of any termination of this Agreement.

         5. Amendments and Waivers. This Agreement may be amended, and PEC may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if PEC shall have obtained the written consent to such amendment, action or omissions to act of the Holder.

         6. Notices. Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, or courier addressed to:

                  6.1 if to Shareholder, at the address shown on stock transfer books of PEC or such other address as Shareholder has advised PEC in writing, and

                  6.2 if to PEC, at 4510 Lamesa Highway, P.O. Drawer 1416, Snyder, Texas 79550 to the attention of its President or to such other address as PEC shall have furnished to Shareholder.



                                    EXH A-6

         7. Miscellaneous. This Agreement embodies the entire agreement and understanding between PEC and Shareholder with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                        PEC:

                                        PATTERSON ENERGY, INC.


                                        By:
                                           ------------------------------------
                                           Cloyce A. Talbott
                                           Chief Executive Officer


                                        SHAREHOLDER:


                                        ---------------------------------------
                                        Lance E. Jones





                                    EXH A-7

                                                                       EXHIBIT B

                           BILL OF SALE AND ASSIGNMENT

         KNOW ALL MEN BY THESE PRESENTS, that, pursuant to that certain Asset Purchase Agreement, dated as of January 1, 2001 ("Asset Purchase Agreement"), among PATTERSON ENERGY, INC., a Delaware corporation ("Parent"), PATTERSON DRILLING COMPANY LP, LLLP ("Sub"), a Delaware registered limited liability limited partnership wholly owned by Parent, and L.E. JONES DRILLING COMPANY ("Company"), an Oklahoma corporation (Company is referred to herein as the "Assignor"), the Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, conveys and transfers unto Sub (the "Assignee"), all of the Assignor's right, title and interest in and to all of the assets of Company including but not limited to (i) the Drilling Rigs, Equipment, Accounts Receivable and Other Assets set forth in Appendix I attached hereto and incorporated herein by this reference, including in the case of the accounts receivable, accounts receivable relating to work completed or in process at Closing but not yet billed and all accounts receivable generated after the date of such schedule; and (ii) the Assumed Drilling Contracts described in Appendix II attached hereto and incorporated herein by this reference.

         TO HAVE AND TO HOLD the same unto the Assignee and the Assignee's successors and assigns forever. The Assignor hereby covenants and agrees that it has the full right, power and authority to sell, convey and transfer the foregoing property to the Assignee pursuant to this Bill of Sale and Assignment.

         IN WITNESS WHEREOF, the Assignor has caused this Bill of Sale and Assignment to be duly executed by its duly authorized officer as of the 1st day of January, 2001.

                                        L.E. JONES DRILLING COMPANY



                                        By:
                                           -------------------------------------
                                           Lance E. Jones
                                           President

                                                                       EXHIBIT C

                        INVESTMENT REPRESENTATION LETTER

                                January ___, 2001

Patterson Energy, Inc.
4510 Lamesa Highway
Snyder, Texas  79549


         This letter is being submitted to Patterson Energy, Inc. ("PEC") in connection with and as a condition to PEC's closing of the transaction contemplated by the Agreement and Plan of Asset Purchase among PEC, Patterson Drilling Company LP, LLLP ("PDC") and Jones Drilling Corporation ("Company"). The undersigned, the sole shareholder of Company, will be issued shares of common stock of PEC ("PEC Shares") as partial consideration for the merger of Company with and into PDC. Capitalized terms not defined herein shall have the meaning given them in the Memorandum (as defined below).

         1. Representations and Warranties.

         The undersigned hereby represents and warrants to PEC that the following statements are true:

                  a. The undersigned has been furnished a copy of the Memorandum, dated December 29, 2000 (the "Memorandum") containing a copy of PEC's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1999, and all other reports filed by PEC with the Securities and Exchange Commission since January 1, 2000 (collectively, the "Reports") and has carefully reviewed the Memorandum and the Reports, including, but not limited to, the section entitled "Disclosure Concerning Forward-Looking Statements," setting forth certain Cautionary Statements or risk factors relating to PEC and its businesses and operations.

                  b. The undersigned has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in PEC vis-a-vis the PEC Common Stock to be issued by PEC as partial consideration for the merger.

                  c. The undersigned has had an opportunity to ask questions of PEC and its management concerning PEC and PDC, the businesses of PEC and PDC and the PEC Shares and, if asked, all such questions have been answered to the full satisfaction of the undersigned.

                  d. The undersigned understands that PEC has not registered the offer or sale of the PEC Shares under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption therefrom under Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder. The undersigned therefore acknowledges that in no event may he sell or otherwise transfer the PEC Shares without registration under the Act (see paragraph (g) below).



                                    EXH C-1

                  e. The undersigned represents that he will acquire the PEC Shares for his own account, with no intention to distribute or offer to distribute the same to others without registration under the Act, and understands that the issuance by PEC of the PEC Shares will be predicated upon the undersigned's lack of such intention.

                  f. The undersigned understands that neither the Securities and Exchange Commission nor the securities commissioner of any state has received or reviewed any documents relative to an investment in PEC, or has made any finding or determination relating to the fairness of an investment in PEC.

                  g. The undersigned acknowledges that stop transfer instructions will be placed with PEC's transfer agent to restrict the resale, pledge, hypothecation or other transfer of the PEC Shares.

                  h. The undersigned acknowledges that, except as provided in the Registration Rights Agreement attached as Exhibit A to the Asset Purchase Agreement, PEC is under no obligation to register the PEC Shares for sale under the Act or to assist the undersigned in complying with any exemption from registration under the Act, or any state securities laws.

                  i. The undersigned understands and acknowledges that the foregoing representations and warranties will be relied upon by PEC in connection with the issuance of the PEC Shares.

                  j. The undersigned has an individual net worth, or joint net worth with the undersigned's spouse in excess of $1 million.

         2. Indemnification.

         The undersigned agrees to indemnify and hold harmless PEC and PDC, or either of them, the officers, directors and affiliates of either of them and each other person, if any, who controls either of them, within the meaning of
Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or failure by the undersigned to comply with any covenant or agreement made by each of the undersigned herein.

         3. Survival.

         All representations, warranties and covenants contained in this letter shall survive the closing of the merger.

                                                Very truly yours,



                                                --------------------------------
                                                Lance E. Jones



                                    EXH C-2